SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMPSAT Fiber Networks, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPSAT Fiber Networks, Inc.

Elvira Rawson de Dellepiane 150

Piso 8, C1107BCA

Buenos Aires

Argentina

Dear Securityholder:

You are cordially invited to attend the Annual Meeting of IMPSAT Fiber Networks, Inc. (the “Company”) to be held at 10:00 a.m. on April 30, 2004 at the Company’s offices at Elvira Rawson de Dellepiane 150, Piso 8 Conference Room, C1107BCA, Buenos Aires, Argentina. The formal Notice of Annual Meeting and Proxy Statement are enclosed. The matters to be acted upon at the Annual Meeting are discussed in the Notice of Annual Meeting.

This is our first Annual Meeting since our reorganization under Chapter 11 of the U.S. Bankruptcy Code. We have had an eventful and challenging year and look forward to reviewing our accomplishments and future prospects with you. We hope that you will be able to attend this meeting. If you are unable to attend in person or to be otherwise represented, we urge you to complete and sign the enclosed proxy and certificate of beneficial ownership and to mail them to us in the accompanying stamped envelope at your earliest convenience to ensure that, to the extent eligible, your vote will be counted at the meeting. Please be sure to sign these documents exactly as the name or names appear on the proxy. We encourage you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.

Sincerely yours,

/s/ Ricardo A. Verdaguer

Ricardo A. Verdaguer Chairman of the Board of Directors

March 30, 2004

Enclosures

IMPSAT FIBER NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 30, 2004

Notice is hereby given that the annual meeting of stockholders of IMPSAT Fiber Networks, Inc. (the “Company”) will be held on April 30, 2004, at 10:00 a.m. (local time) at the Company’s offices at Elvira Rawson de Dellepiane 150, Piso 8 Conference Room, C1107BCA, Buenos Aires, Argentina, for the following purposes:

1.	The election by eligible securityholders of five nominees to the Board of Directors, each to serve for a one-year term until the annual meeting of stockholders in 2005 or until their respective successors shall have been duly elected and qualified;

2.	The consideration and vote by stockholders upon the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2004; and

3.	The transaction of such other business as may properly come before this meeting or any postponement or adjournment thereof.

In accordance with the Company’s certificate of incorporation and bylaws, the five directors will be elected through special meetings of certain securityholders occurring at the time of the annual meeting (these special meetings and the annual meeting are called, collectively and individually, as the context requires, the “Meeting”). Our Board of Directors has fixed March 15, 2004 as the record date for the determination of securityholders entitled to vote. Only securityholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting. A complete list of the securityholders who, to the Company’s best knowledge and belief, are entitled to vote at the Meeting will be maintained at the Company’s principal executive offices during ordinary business hours for a period of ten days prior to the Meeting. The list will be open to the examination of any stockholder for any purpose germane to the Meeting during this time. The list will also be produced at the time and place of the Meeting and will be open during the whole time thereof.

You are cordially invited to attend the Meeting in person. Securityholders of record will be admitted to the Meeting with verification of security ownership. Whether or not you expect to attend the Meeting in person, you are urged to sign, date and promptly return the enclosed proxy and the enclosed certificate of beneficial ownership. In addition, if your securities are not registered in your name, evidence of ownership (such as a recent bank or brokerage firm account statement, together with proper identification) must be presented for admission to the Meeting. A self-addressed envelope is enclosed for your convenience.

March 30, 2004	By Order of the Board of Directors

/s/ Guillermo V. Pardo

Guillermo V. Pardo Secretary

IMPSAT FIBER NETWORKS, INC.

Elvira Rawson de Dellepiane 150

Piso 8, C1107BCA

Buenos Aires

Argentina

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

Introduction

The Board of Directors of IMPSAT Fiber Networks, Inc. (the “Company”), the executive offices of which are located at Piso 8, C1107BCA, Buenos Aires, Argentina, hereby solicits your proxy in the form enclosed for use at the Company’s Annual Meeting to be held on April 30, 2004, at 10:00 a.m. (local time), or at any postponement or adjournment thereof (the ”Annual Meeting”). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to the Company’s stockholders and other securityholders is April 1, 2004.

Securityholders entitled to do so under the Company’s certificate of incorporation and bylaws (“Eligible Securityholders”) will be asked to elect five directors of the Company, each to serve for a one-year term until the 2005 annual meeting. These five directors will be elected through special meetings of Eligible Securityholders occurring at the time of the Annual Meeting (the special meetings and the Annual Meeting are called, collectively and individually, as the context requires, the “Meeting”). To ascertain whether you are an Eligible Securityholder, and in the interest of an orderly Meeting, we ask all securityholders to read carefully (1) the section below captioned “Composition of the Board of Directors” and (2) the directions and procedures attached hereto as Appendix 1. At the Annual Meeting, stockholders will be asked to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2004.

We urge you to complete, date, sign and return your proxy and certificate of beneficial ownership (the “Ownership Certificate”) in the enclosed envelope promptly to make certain that, to the extent eligible, your securities will be voted at the Meeting.

The Company was organized in 1994 as a Delaware holding company to combine the IMPSAT businesses in Argentina, Colombia and Venezuela and went public in February 2000. Substantially all of the Company’s operations are in Latin America. It has operating subsidiaries in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile and Peru and in the United States. On June 11, 2002, the Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. On September 4, 2002, the Company filed its plan of reorganization (the “Plan of Reorganization”) with the bankruptcy court. By order dated December 16, 2002, the bankruptcy court confirmed the Plan of Reorganization and, in accordance with the terms of the Plan of Reorganization, the Company formally emerged from bankruptcy on March 25, 2003. The terms

“IMPSAT”, “the Company”, “we”, “our” and “us” refer to IMPSAT Fiber Networks, Inc. and its subsidiaries, unless the context suggests otherwise.

Composition of the Board of Directors

Under the Plan of Reorganization, our Board of Directors was reconstituted and is composed of seven directors. In accordance with the Plan of Reorganization and our certificate of incorporation, our directors are classified among the following four categories (each a “Category”):

•	our Chief Executive Officer, as our “Category One Director”;

•	two individuals, our “Category Two Directors,” elected by the initial holders of our Series A 6% Senior Guaranteed Convertible Notes due 2011 (“Series A Notes”) issued under the Plan of Reorganization (the “Initial Series A Noteholders”), for so long as the Initial Series A Noteholders and their affiliates continue to satisfy specified conditions as to ownership of Series A Notes and shares of our common stock (such ownership conditions are more particularly described in our certificate of incorporation, and are therein and herein collectively referred to as the “Category Two Threshold”);

•	one individual, our “Category Three Director,” elected by Nortel Networks Limited (“Nortel”) as an initial holder of our Series B 6% Senior Guaranteed Convertible Notes due 2011 (“Series B Notes”) and common stock warrants (“Warrants”) issued to Nortel under the Plan of Reorganization, for so long as Nortel and its affiliates continue to satisfy specified conditions as to ownership of Series B Notes, Warrants and shares of our common stock (such ownership conditions are more particularly described in our certificate of incorporation, and are therein and herein collectively referred to as the “Category Three Threshold”); and

•	three individuals, our “Category Four Directors,” elected by the stockholders who, under our Plan of Reorganization, received shares of our common stock (the “Initial Common Stock”) in exchange for our old 13 3/4% Senior Notes due 2005 and 12 3/8% Senior Notes due 2008 (the “Initial 2005/2008 Common Stock Holders”), for so long as the Initial 2005/2008 Common Stock Holders or any of their respective affiliates continue to satisfy specified conditions as to ownership of Initial 2005/2008 Common Stock (such ownership conditions are more particularly described in our certificate of incorporation, and are therein and herein collectively referred to as the “Category Four Threshold”).

To the Company’s best knowledge and belief, since the effectiveness of the Plan of Reorganization, all of the “Category Thresholds” (i.e. the Category Two Threshold, the Category Three Threshold, and the Category Four Threshold) have continued to be satisfied. At the Meeting, two Category Two Directors and three Category Four Directors will be elected. The “Eligible Securityholders” are the holders of our securities entitled to elect these five directors to the relevant Categories, as described above. For more information, please see Appendix 1. The Category One Director will automatically be our Chief Executive Officer, Mr. Ricardo A.

Verdaguer. On December 9, 2003, Mr. Elias Makris resigned as the Category Three Director. The seat of the Category Three Director will remain vacant until Mr. Makris’s successor is elected at or after the Meeting in Nortel’s sole discretion (subject to a prior failure of the Category Three Threshold).

Date, Time, and Place

The Meeting will be held on April 30, 2004, at 10:00 a.m. (local time), at the Company’s offices at Elvira Rawson de Dellepiane 150, Piso 8 Conference Room, C1107BCA, Buenos Aires, Argentina.

Record Date; Voting Rights

We had 10,100,000 shares of common stock, $0.01 par value, outstanding at the close of business on March 15, 2004, the record date (the “Record Date”). Only stockholders and Eligible Securityholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock outstanding as of the Record Date is entitled to vote at the Annual Meeting on the ratification of Deloitte & Touche as the Company’s independent auditors for 2004. For this purpose and any other matters to be voted upon (except the election of directors) (i) the presence, in person or by proxy, of holders of a majority of all outstanding shares of common stock so entitled to vote constitutes a quorum; (ii) the holders of record of our common stock on the Record Date will be entitled to one vote per share; and (iii) assuming a quorum is present, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the stockholders. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

In accordance with our certificate of incorporation, nominees for election as Category Two Directors shall be elected at the Meeting by a plurality vote of the Initial Senior Series A Noteholders, with each Initial Senior Series A Noteholder entitled to cast a number of votes equal to the number of (x) shares of common stock issuable upon conversion of Series A Notes issued to and held by such Initial Senior Series A Noteholder or its affiliates, plus (y) the aggregate number of shares of common stock, if any, issued to and held by such Initial Senior Series A Noteholder or such affiliates upon conversion of such Series A Notes. As of the Record Date, no shares of our common stock had been issued upon conversion of any of the Series A Notes. Nominees for election as Category Four Directors will, in accordance with our certificate of incorporation, be elected at the Meeting by a plurality vote of the Initial 2005/2008 Common Stockholders.

The Annual Report to Stockholders for the year ended December 31, 2003, has been or is being furnished with this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy materials.

We are not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

Voting and Revocation of Proxies

A form of proxy is enclosed. You may vote by proxy or in person at the meeting. You may vote by proxy by marking the enclosed proxy card to indicate your votes, and by dating, signing and returning the proxy and the Ownership Certificate in the postage-paid envelope provided. The information to be provided in the Ownership Certificate is being requested by the Company pursuant to Article IV Section 8 of its certificate of incorporation, which states, in relevant part, that “the Initial Series A Noteholders, Initial 2005/2008 Common Stockholders, and Nortel shall each provide the [Company] with such information concerning their (and their respective affiliates’) ownership of, as applicable, Senior Series A Notes, Senior Series B Notes, shares of Common Stock issued or issuable upon conversion of such notes and shares of Initial 2005/2008 Common Stock, as the [Company] may reasonably request from time to time . . . and agree, upon the written request of the [Company], to certify such ownership in writing.”

THE OWNERSHIP CERTIFICATE WILL BE RELIED UPON BY THE COMPANY TO ASCERTAIN THE ELIGIBLE SECURITYHOLDERS ENTITLED TO VOTE FOR DIRECTORS AT THE MEETING. IF YOU FAIL TO COMPLETE AND RETURN THE OWNERSHIP CERTIFICATE, YOU WILL BE DEEMED NOT TO BE AN ELIGIBLE SECURITYHOLDER.

If your proxy and Ownership Certificate are properly executed and received in time for voting, and not revoked, your proxy will be voted as indicated in accordance with the directions thereon for the matters presented at the Meeting on which you are entitled to vote. If no directions to the contrary are indicated, the persons named in the proxy will vote all shares of our common stock for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

Sending in a signed proxy will not affect your right to attend the Annual Meeting nor will it preclude your voting in person because the proxy is revocable at any time prior to the voting of such proxy. If you vote by proxy, you may revoke that proxy by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

Solicitation of Proxies

The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of our common stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual stockholder reports to any beneficial owners of our common stock. The Company has engaged the services of D.F. King & Co., Inc., for the purpose of assisting in the solicitation of proxies (including broker search and delivery services) at a cost of $2,000 plus reimbursement of certain expenses.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information, regarding the beneficial ownership of our common stock as of March 15, 2004, by (i) each person known by the Company to be the beneficial owner of five percent or more of the common stock, (ii) each director of the Company, (iii) each executive officer of our company named in the summary compensation table below (see “Further Information – Executive Compensation”), and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the common stock listed below have sole investment and voting power with respect to the shares. The business address of the executive officers and directors is c/o IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Options Exercisable Within 60 days	Total Shares	Percent(1)
Common Stock
Beneficial Owners of more than 5%
Nortel Networks Limited(2)	3,597,737	—	3,597,737	26.3%
William R. Huff(3)	2,671,546	—	2,671,546	20.9
Morgan Stanley & Co. Incorporated(4)	2,668,965	—	2,668,965	26.4
James G. Dinan(5)	1,083,833	—	1,083,833	10.6
Kingdon Capital Management, LLC(6)	999,984	—	999,984	9.9
UBS Securities LLC(7)	667,022	—	667,022	6.6
SDS Capital Group SPC, Ltd.(8)	534,659	—	534,659	5.3
S.A.C. Capital Advisors, LLC(9)	403,130	—	403,130	4.0
Directors and Executive Officers
Ricardo A. Verdaguer	108,680	308,700	417,380	4.0
Joseph R. Thornton(3)	—	10,000	10,000	*
William Connors(3)	—	10,000	10,000	*
Thomas Doster IV(4)	—	—	—	—
Raul Ramirez(4)	—	—	—	—
Ignacio Troncoso	—	10,000	10,000	*
Héctor Alonso	25,000	77,175	102,175	1.0
Marcello Girotti	25,000	77,175	102,175	1.0
Mariano Torre Gómez	25,000	77,175	102,175	1.0
Matias Heinrich	25,000	77,175	102,175	1.0
Guillermo V. Pardo	—	64,296	64,296	*
José R. Torres	—	64,296	64,296	*
All Directors and Officers as a Group (12 persons)	208,680	775,991	984,671	9.1%

(*)	Less than 1%.

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days. The percentage of total outstanding for each stockholder is calculated by dividing (i) the number of shares of common stock deemed to be beneficially owned by such stockholder as of March 15, 2004 by (ii) the sum of (A) the number of shares of common stock outstanding as of March 15, 2004 plus (B) the number of shares of our common stock issuable upon the exercise of options or warrants or conversion of convertible securities held by such stockholder that were exercisable or convertible as of March 15, 2004 or will become exercisable or convertible within 60 days thereafter.

(2)	Represents Series B Notes convertible on March 15, 2004 into 822,629 shares of our common stock and currently exercisable Warrants to purchase 2,769,000 shares of our common stock. The address of Nortel is 8200 Dixie Road, Suite 100, Brampton, Ontario, L6T 5P6 Canada.

(3)	Represents Series A Notes convertible on March 15, 2004 into 2,671,546 shares of our common stock, which are controlled by Mr. William R. Huff through two controlled entities: W.R.H. Partners Global Securities, L.P. and W.R. Huff Asset Management Co., L.L.C. Messrs. Thornton and Connors are employees of W.R. Huff Asset Management Co., L.L.C and W.R.H. Partners Global Securities, L.P., respectively. Messrs. Thornton and Connors disclaim any beneficial interest in these shares. The address for Mr. William R. Huff is c/o W.R. Huff Asset Management Co., L.L.C., 1776 On the Green, 67 Park Place, Morristown, New Jersey 07960.

(4)	Messrs. Doster and Ramirez are employed in various capacities by Morgan Stanley. They disclaim any beneficial interest in these shares owned by Morgan Stanley. The address for Morgan Stanley is 1585 Broadway New York, NY 10036.

(5)	Includes shares of common stock and Series A Notes convertible on March 15, 2004 into 119,870 shares of our common stock, all held by Mr. James G. Dinan, senior managing member of Dinan Management, L.L.C., through (i) six controlled entities: York Investment Limited, York Capital Management, L.P., York Select, L.P., York Select Unit Trust, York Distressed Opportunities Fund, L.P., and York Offshore Investors Unit Trust; and (ii) certain other funds and accounts (“Managed Accounts”) over which Mr. Dinan has discretionary investment authority. Mr. Dinan is the President and sole shareholder of JGD Management Corp., a Delaware corporation, which manages the Managed Accounts. The address for Mr. James G. Dinan is 350 Park Avenue, 4th Floor, New York, NY 10022.

(6)	The address for Kingdon Capital Management, LLC is 152 West 57th Street, 50th Floor, New York, NY 10019.

(7)

UBS Securities LLC, a Delaware limited liability company, is 100%-owned, directly or indirectly, by UBS AG, a Switzerland entity. By reason of its ownership of UBS Securities LLC, UBS AG shares investment and voting power with respect to the shares of our common stock held by UBS Securities LLC. UBS AG disclaims beneficial ownership of any of the shares of our common stock owned by UBS Securities LLC. UBS Securities LLC’s address is 677 Washington Boulevard, Stamford, Connecticut 06901 and UBS AG’s address is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

(8)	SDS Management, LLC, a Delaware limited liability company, is the investment manager of SDS Capital Group SPC, Ltd., a Cayman Islands corporation. Mr. Steven Derby, a United States citizen, is the sole managing member of SDS Management, LLC. SDS Management, LLC and Mr. Steven Derby disclaim beneficial ownership of any of the shares of our common stock owned by SDS Capital Group SPC, Ltd. The address of SDS Capital Group SPC, Ltd. is c/o SDS Management, LLC, 53 Forest Avenue, 2nd Floor, Old Greenwich, Connecticut 06870.

(9)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC share all investment and voting power with respect to the shares of our common stock held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC. Steven A. Cohen, S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC disclaim beneficial ownership of any of the shares of our common stock owned by S.A.C. Capital Associates, LLC. The address for S.A.C. Capital Associates, LLC is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies. The address for Mr. Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

At the Meeting, two Category Two Directors and three Category Four Directors will be elected. In accordance with Article VI of the Company’s certificate of incorporation, the following individuals are deemed nominated by the Board of Directors for election at the Meeting for each Category (in each case, for a term expiring at the Company’s annual meeting following 2004):

(i)	William Connors and Joseph Thornton, as Category Two Directors; and

(ii)	Thomas Doster IV, Ignacio Troncoso and Raul Ramirez, as Category Four Directors.

In accordance with Article VI of the Company’s certificate of incorporation, the Category One Director will automatically be our Chief Executive Officer, Mr. Ricardo A. Verdaguer. The seat of the Category Two Director will remain vacant until that director is elected at or after the Meeting in Nortel’s sole discretion (subject to a prior failure of the Category Three Threshold).

On March 25, 2004, Mr. Raul Ramirez was appointed as a Category Four Director to fill a vacancy created by the resignation of Mr. Eddy Zervigon. Mr. Ramirez previously served as a Category Four Director from the Effective Date until June 2003.

Information as to Directors and Nominees

The following summarizes certain information with respect to the nominees for director.

Name	Age	Position
William Connors(1)	33	Director
Joseph R. Thornton(2)	42	Director
Thomas Doster IV (1)	34	Director
Ignacio Troncoso(2)	48	Director
Raul Ramirez(2)	35	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

William Connors has been a member of our Board of Directors since March 2003. Mr. Connors is a Portfolio Manager for W.R. Huff Asset Management Co., L.L.C. and Chief Investment Officer of WRH Partners Global Securities, LP. He has worked with the Huff group since 1992. Mr. Connors serves on the board of directors at ICG Communications, Inc. He is a chartered financial analyst.

Joseph R. Thornton has been a member of our Board of Directors since March 2003. Mr. Thornton is counsel to W.R. Huff Asset Management Co., L.L.C., where he has worked for more than ten years. Mr. Thornton serves on the board of directors of ICG Communications, Inc. and has served on the boards of directors of e.spire Communications, Inc. and Uniflex, Inc., and as an observer to the board of directors of Price Communications. Mr. Thornton is a chartered financial analyst.

Thomas Doster IV, who has been a member of our Board of Directors since March 2003, is an Executive Director at Morgan Stanley & Co. Incorporated, where he has worked since 1996. Prior to joining Morgan Stanley, Mr. Doster worked in the bank debt group at Goldman, Sachs & Co.

Ignacio Troncoso has been a member of our Board of Directors since March 2003. He is the founder and chief executive officer of each of PlanOK, a company that provides document management services through the world wide web, and AIMSA, a company focused on data integration in the telecommunications and electrical engineering markets. Mr. Troncoso previously served as country manager for Chile for Raychem Corporation from July 1988 to November 1999.

Raul Ramirez has most recently been a member of our Board of Directors since March 2004. He previously served as the Company’s Category Four Director from the Effective Date until June 2003. Mr. Ramirez is an Executive Director of Morgan Stanley & Co. Incorporated. He is a senior analyst in the Special Situations Research group in New York and previously was head of European Special Situations Research in London. He has been with Morgan Stanley since 1996 in various positions.

The following summarizes certain information regarding the Category One Director, who will continue in office until his successor shall have been duly elected and qualified:

Name	Age	Position
Ricardo A. Verdaguer	52	Director, President and Chief Executive Officer

Biographical information on this director and of our executive officers is set forth below under “Further Information — Executive Officers.”

Board of Directors, Committees and Attendance at Meetings

During the year ended December 31, 2003, our Board of Directors held four meetings, one of which was by telephone conference. During their term, all of our incumbent directors were present for at least 75 percent of the meetings of our Board of Directors and the committees of our Board of Directors on which they serve.

Our Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee held four meetings during the year ended December 31, 2003. The Audit Committee is composed of non-employee directors. The Audit Committee oversees and monitors all aspects of the Company’s accounting and financial reporting processes, systems of internal accounting and financial controls, internal audit function, annual independent audit of financial statements, and legal compliance and ethics programs as established by management and the Board of Directors. The Audit Committee also has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this proxy statement. The Audit Committee is currently constituted by Mr. Joseph Thornton, Mr. Ignacio Troncoso and Mr. Raul Ramirez.

During 2003, the Compensation Committee held two meetings. The Compensation Committee, composed of non-employee directors, establishes salaries, incentives and other forms of compensation for our directors and officers and recommends policies relating to our benefit plans. The Compensation Committee is currently constituted by Mr. William Connors and Mr. Thomas Doster IV.

The Company does not have a standing nominating committee (or committee performing similar functions) to nominate candidates for election to the Board of Directors. The Board of Directors does not consider it appropriate for the Company to have such a committee because, pursuant to the Plan of Reorganization and the Company’s certificate of incorporation and bylaws, until a Category Threshold is no longer satisfied with respect to a Category, the directors of that Category must be nominated and elected by or on behalf of the related Eligible Securityholders (except for the Category One Director, who is generally required to be the Company’s Chief Executive Officer). For a further explanation of the director nomination and election process, including which Eligible Securityholders may participate in the nomination and election of directors to each Category, please see “—Composition of the Board of Directors.”

Although the Company does not have a policy on director attendance at the Annual Meeting, directors are encouraged to do so. Because of the Company’s reorganization, no annual meeting was held during 2002 and 2003. At the 2001 Annual Meeting, all of the ten then-incumbent directors attended in person.

Company and Stockholder Communications

Investor and Public Relations. The Board of Directors is of the view that management is primarily responsible for all communications on behalf of the Company with stockholders and the larger public. The responsibilities of the Company’s Secretary include investor and stockholder relations. Management is of the view that the Company is properly discharging its continuous disclosure obligations and addressing inquiries from stockholders and the investment community.

Stockholder Communication with Directors. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the Secretary of the Company will review all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention.

Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. A copy of the Audit Committee’s “Procedures for the Submission and Handling of Complaints or Concerns Regarding Accounting, Internal Accounting Controls, or Auditing Matters” is published on the Investor Relations section of the Company’s web site at www.impsat.com

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth under “Stockholder Proposals” below, and not the procedures set forth in the preceding paragraph.

Code of Ethics

The Company has adopted a “Statement of Business Ethics for Directors, Officers and Employees” (the “Code of Ethics”). The Code of Ethics requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of the Company’s web site at www.impsat.com. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on its website.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee met four times during 2003. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management. In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 “Communication with Audit Committees.”

Although our Board of Directors has not determined whether any of the Audit Committee members is an “audit committee financial expert” (as defined in Item 401(h) of the SEC’s Regulation S-K), each of the current members of the Audit Committee is able to “read and understand fundamental financial statements” and at least one member of the Audit Committee possesses “financial sophistication,” as those phrases and terms are currently used in the Nasdaq Marketplace Rules. The Company believes that the ability of the Audit Committee to perform its duties are not impaired by the absence of an “audit committee financial expert” given that its members otherwise satisfy these Nasdaq standards.

The Audit Committee has obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independence Standards Board Standard No. 1, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above in this report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2003 for filing with the SEC.

By the Audit Committee:

Joseph Thornton

Ignacio Troncoso

Raul Ramirez

Director Compensation

We reimburse each of our directors for all reasonable expenses incurred in connection with their attendance at meetings of our Board of Directors or any of the committees of which he or she is a member. Each member of our Board of Directors who is not an executive officer is entitled to receive a $30,000 annual retainer. In addition, each director who serves on our audit committee is entitled to receive a $20,000 annual retainer and each director who serves as a member of our compensation committee is entitled to receive a $10,000 annual retainer.

Mr. Ricardo Verdaquer, our President and Chief Executive Officer, receives compensation for his services to IMPSAT in that position. See “Further Information — Executive Compensation.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED HEREIN.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

Our Board of Directors, upon the direction of its Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 2004. Although stockholder ratification is not required, our Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting.

Deloitte & Touche LLP has served as independent auditors of the Company with respect to the Company’s consolidated financial statements since the Company commenced its operations and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, our Board of Directors and the Audit Committee may reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Under the Delaware General Corporation Law, assuming the presence of a quorum, ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote and present in person or by proxy at the Annual Meeting. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

Independent Auditors Fees and Other Matters

The following table presents aggregate fees billed to the Company for the years ended December 31, 2003 and December 31, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”):

	2003	2002
Audit Fees(1)	$722,471	$586,531
Audit-Related Fees(2)	51,798	284,834
Tax Fees(3)	224,813	276,574
All Other Fees(4)	—	—
Total Fees	$999,082	$1,147,939

(1)	Audit services of the Deloitte Entities for 2003 consisted of the examination of the consolidated financial statements of the Company, quarterly reviews of the consolidated financial statements and review of SEC filings and local statutory audits.

(2)	“Audit-Related Fees” during 2003 related to the Sarbanes-Oxley Act of 2002, section 404 readiness services and agreed-upon procedures engagement. During 2002, such fees included bankruptcy and reorganization services fees of $223,849.

(3)	“Tax Fees” include charges primarily related to tax return preparation and tax consulting services.

(4)	There were no other fees in 2003 and 2002.

All services rendered by Deloitte Entities were permissible under applicable laws and regulations, and those rendered during 2003 were pre-approved by the Audit Committee. The Audit Committee has not adopted a formal policy regarding the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. It is that committee’s procedure to approve of any engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project. Projects are approved at the regular meetings of the Audit Committee. If a project requiring pre-approval surfaces between meetings, one or more designated members of the Audit Committee may review the project and provide the required pre-approval, provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S AUDITORS FOR 2004.

FURTHER INFORMATION

Executive Officers

Set forth below are the names, ages and positions of our executive officers as of March 15, 2004, and biographical details of our executive officers.

Name	Age	Position
Ricardo A. Verdaguer	53	President and Chief Executive Officer; Chairman of the Board of Directors
Héctor Alonso	46	Executive Vice President and Chief Financial Officer
Guillermo V. Pardo	53	Senior Vice President, Corporate Finance and Treasury and Secretary
José R. Torres	45	Senior Vice President, Accounting
Marcelo Girotti	39	Executive Vice President, Products and Marketing
Mariano Torre Gómez	52	Executive Vice President, Sales and Services
Matias Heinrich	38	Executive Vice President, Network

Biographies of Executive Officers

Ricardo A. Verdaguer has been President, Chief Executive Officer and a member of our Board of Directors since September 1994. Mr. Verdaguer has been director of IMPSAT Argentina since 1988 and served as President of IMPSAT Argentina from April 1988 until February 1994. Mr. Verdaguer is also a director of Claxson Interactive Group, Inc., a multimedia company headquartered in the United States and Argentina that provides branded entertainment content targeted to Spanish and Portuguese speakers around the world.

Héctor Alonso has been our Executive Vice President and Chief Financial Officer since June 2002, and was our Chief Operating Officer from September 1996 until May 2002. Mr. Alonso was President of IMPSAT Colombia from September 1993 to August 1996.

Guillermo V. Pardo has served as our Senior Vice President, Corporate Finance and Treasury since June 2002 and as our Secretary since February 2000. Mr. Pardo served as our Vice President, Planning from January 1995 to May 2002. Mr. Pardo was previously Managing Director of the Guido Di Tella companies and has had over 20 years of experience in finance positions in a number of companies in Argentina and Spain. Mr. Pardo is a member of the board of directors of FAIC S.A. and the Fundacion Torcuato Di Tella.

José R. Torres has served as our Senior Vice President, Accounting since March 2003, and as a Director of IMPSAT Argentina since 1990. Previously, he was our Vice President, Administration and Chief Accounting Officer from January 1995 until March 2003.

Marcelo Girotti has been our Executive Vice President, Products and Marketing since March 2003. He was Regional Manager, Southern Cone from September 2000 until March 2003 and has served as chairman of the board of directors of IMPSAT Argentina since March 2000. He is also President of IMPSAT Argentina, a position he has held since August 1998. Mr. Girotti joined IMPSAT Argentina in 1992 where he has held several managerial positions, including Manager of Special Accounts from 1996 to 1997 and Business Manager of the value-added unit from 1997 to 1998.

Mariano Torre Gómez has served as our Executive Vice President, Sales and Services since March 2003. Mr. Torre Gómez is also President of IMPSAT Brazil and Regional Manager, Brazil which positions he has held since September 2000. Mr. Torre Gómez was President of IMPSAT Colombia from July 1999 to June 2000 and of IMPSAT Venezuela from April 1997 to July 1999, and was President of IMPSAT Ecuador for two years prior to his transfer to IMPSAT Venezuela. Before that, Mr. Torre Gómez served four years at IMPSAT Argentina in the commercial and new licenses departments.

Matias Heinrich has been our Executive Vice President, Networks since March 2003. Before that, he was our Regional Manager, Network Operations from June 1999 and Vice President of Operations and Director of IMPSAT Venezuela from 1997 until 1999. Mr. Heinrich joined IMPSAT Argentina in 1990 and has held several managerial positions there, including Teleport Manager from 1995 to 1996 and Terrestrial Network (Teledatos) Manager from 1996 to 1997.

Executive Compensation

Under rules established by the SEC, we are required to provide certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of our Board of Directors, has prepared a report for inclusion in this proxy statement set forth further below under “— Report of the Compensation Committee.”

Employment Agreements

Employment Agreements With Messrs. Verdaguer and Alonso. On March 25, 2003, the effective date of the Plan of Reorganization (the “Effective Date”), pursuant to the terms of the Plan of Reorganization, Messrs. Ricardo Verdaguer and Héctor Alonso, entered into employment contracts with the Company as of such date. The terms of the employment agreements were negotiated between management and the creditors committee during our Chapter 11 proceedings. Copies of these employment agreements were filed as Exhibits 10.5 and 10.6 to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2003.

Each employment agreement with Messrs. Verdaguer and Alonso (the “executives”) is for a three-year term, subject to recurrent automatic one-year renewals (unless the agreement is first terminated as provided therein). Following below is a summary of the further key terms of the employment agreements.

•	Base Salary. During the initial three-year term, Mr. Verdaguer’s annual base salary will be $510,000 and Mr. Alonso’s annual base salary will be $310,000.

•	Bonus. For each year, the executives will be eligible to participate in our Executive Incentive Bonus Plan (the “Incentive Bonus Plan”). Under the Incentive Bonus Plan, if our company and the respective executive meet certain targets for the year, as set by our Compensation Committee, the executive will receive an annual bonus equal to 100% of the executive’s annual base salary, subject to the right of the Compensation Committee, in its sole discretion, to pay a lesser such percentage (or to pay no annual bonus whatsoever). The targets for each year will be determined by our compensation committee by no later than March 31 of such year and paid no later than thirty days following receipt by our Board of Directors of our audited financial statements for such year.

•	Stock Options. As of May 19, 2003, Messrs. Verdaguer and Alonso were granted under our 2003 Stock Incentive Plan and their employment agreements eight-year stock options for 617,400 and 154,350 shares of our common stock, respectively, at an exercise price of $15 per share and vesting in one-quarter increments on the date of grant and on each of the successive first three anniversaries of the date of grant.

•	Restricted Stock. On the Effective Date, we granted Messrs. Verdaguer and Alonso under our 2003 Stock Incentive Plan and their employment agreements 100,000 and 25,000 shares of our common stock, respectively, vesting in one-quarter increments on the date of grant and on each of the successive first three anniversaries of the date of grant (but, in each case, only if the executive is still employed with the Company on such respective date).

Offer Letters With Messrs. Girotti, Torre Gómez, and Heinrich. On the Effective Date, Messrs. Marcelo Girotti, Mariano Torre Gómez and Matias Heinrich (each, an “additional executive”) received offer letters for “at will” employment with the Company.

•	Base Salary. During their respective “at will” employment terms, the annual base salary will be $310,000 for each of Messrs. Girotti and Torre Gómez, and $250,000 for Mr. Heinrich.

•	Stock Options. As of May 19, 2003, each additional executive was granted, under our 2003 Stock Incentive Plan and their offer letters, eight-year stock options for 154,350 shares of our New Common Stock, at an exercise price of $15 per share and vesting in one-quarter increments on the date of grant and on each of the successive first three anniversaries of the date of grant, but, in each case, only if the additional executive is still employed with us on such date.

•	Restricted Stock. On the Effective Date, we granted each additional executive under our 2003 Stock Incentive Plan and their respective offer letter, 25,000 shares of our New Common Stock, vesting in one-quarter increments on the date of grant and on each of the successive first three anniversaries of the date of grant (but, in each case, only if the additional executive is still employed with the Company on such date).

Report of the Compensation Committee

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Compensation Committee of our Board of Directors is responsible for determining the compensation of Mr. Ricardo A. Verdaguer, our President and Chief Executive Officer. The Compensation Committee also reviews and approves the cash compensation of our senior executive officers based upon the recommendations of Mr. Verdaguer. Mr. William Connors and Mr. Thomas Doster IV serve on the Compensation Committee. None of the members of the Compensation Committee is an employee of our Company. The charter of the Compensation Committee is available in the Investor Relations section of the Company’s website (www.impsat.com).

During 2003, Mr. Ricardo Verdaguer (our Chief Executive Officer) and Mr. Héctor Alonso (our Chief Financial Officer) were paid the base salaries specified in their respective employment agreements (see “—Employment Agreements”). Other than grants made as of the Effective Date in connection with the Plan (as discussed above under “—Employment Agreements”), we awarded no stock options, restricted stock grants, bonuses or other cash compensation to our executive officers for 2003. As discussed below, the Compensation Committee is presently considering the extent to which any bonuses will be awarded to executive officers for 2003.

The following is a discussion of our overall executive compensation philosophy.

General. IMPSAT’s overall compensation philosophy is to link executives’ total compensation to the short-term and long-term performance of the Company so as to maximize long-term stockholder value. The policy is designed to provide a competitive compensation program that will enable our company to attract, motivate, reward and retain executives and other employees who have the skills, experience and talents required to promote IMPSAT’s short and long-term financial performance and growth. IMPSAT believes that the compensation levels of its executive officers, who provide leadership and strategic direction, should be targeted to provide opportunities that are comparable to other similarly situated telecommunications and technology companies, and should consist of:

•	fair base salaries

•	cash bonuses based on achievement of performance objectives established by the Company and

•	stock option and restricted stock grants that align management compensation with long-term value gains realized by the stockholders.

Base Salary. Generally, the Company’s salaries policy is designed to provide executive officers and other management personnel with a base salary that is competitive both for the industry and the specific countries where IMPSAT has its operations. For 2003, the Company paid Mr. Verdaguer, our Chief Executive Officer, an annual base salary of $510,000 under the terms of his employment agreement with the Company.

Bonus. As a further component of the total cash compensation payable to its executive officers, IMPSAT has established a program of target annual bonuses. This program rewards our executive officers for their contributions to the Company and motivates them to perform to the full extent of their abilities. Target bonuses for executive officers are to be determined on the basis of specific goals to be achieved by each covered executive officer, including, among others, revenue growth, EBITDA evolution, and attainment of network development milestones.

During 2003, the Compensation Committee instituted a special bonus scheme for our senior management, including our Chief Executive Officer, conditioned upon the Company’s achievement of certain corporate financial performance goals established for 2003. This special bonus scheme for 2003 is in lieu of any bonus that might otherwise be available to our executive officers for 2003 under the Executive Incentive Bonus Plan or any employment agreement with us. The performance goals under this special bonus scheme relate to the Company’s (i) EBITDA (earnings before interest, taxes, depreciation and amortization) for 2003 (before any bonus payments and net of qualifying capital expenditures) and (ii) consolidated gross revenue during the combined third and fourth quarters of 2003, in each case relative to pre-established targets set by the Compensation Committee. During the second quarter of 2004, depending on the extent to which the Company met or surpassed these 2003 performance targets, the Compensation Committee will create a bonus pool to be allocated among our executive officers, including our Chief Executive Officer.

Stock Options and Restricted Stock. Awards of options or restricted under our stock incentive plans are based on criteria that reflect contributions to long-term stockholder value. We will generally grant stock options and/or restricted stock to our executive officers at levels comparable to competitive business entities, and such grants are intended to focus the performance of these executive officers towards increasing our stockholder value. We expect to use stock-based incentive grants, including stock options and restricted stock, as a significant component of executive compensation. Except as discussed above under “— Employment Agreements,” during 2003, no stock options or restricted stock were earned by or awarded to our executive officers.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. Certain forms of compensation meeting a tax law definition of “performance-based” is generally exempt from this deduction limit. The Company does not currently intend to qualify cash compensation paid to executive officers for deductibility under Section 162(m). Further, in general, the Company does not currently have a policy that requires or encourages the Compensation Committee to qualify other types of compensation awarded to executive officers for deductibility under Section 162(m).

The foregoing report is provided by the Company’s Compensation Committee.

By the Compensation Committee:

William Connors

Thomas Doster IV

Summary Compensation Table

The following tables set forth the compensation paid or accrued to our chief executive officer and each of our four other most highly compensated executive officers (whom we refer to as the “named executive officers”) receiving compensation in excess of $100,000 per year during 2003. We do not maintain any long-term incentive plans and have not granted stock appreciation rights.

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards ($)(1)	Securities Under- lying Options (#)
Ricardo A. Verdaguer	2003	$510,000	$—	(4)	—		$732,000	617,400
President and Chief Executive	2002	$500,500	$200,000	(2)	—		—	—
Officer	2001	$500,500	$300,000	(3)	—		—	—
Marcelo Girotti	2003	$310,000	$—	(4)	—		$183,000	154,350
Executive Vice President, Product	2002	$305,500	$75,000	(2)	—		—	—
and Marketing	2001	$305,500	$95,000	(3)	—		—	—
Héctor Alonso	2003	$310,000	$—	(4)	—		$183,000	154,350
Chief Financial Officer	2002	$303,680	$75,000	(2)	—		—	—
	2001	$303,680	$150,000	(3)	—		—	—
Mariano Torre Gómez	2003	$310,000	$—	(4)	—		$183,000	154,350
Executive Vice President, Sales	2002	$281,692	$75,000	(2)	$174,623	(5)	—	—
and Services	2001	$281,692	$120,000	(3)	$136,087	(5)	—	—
Matias Heinrich	2003	$250,000	$—	(4)	—		$183,000	154,350
Executive Vice President, Network	2002	$221,680	$60,000		—		—	—
	2001	$221,680	$65,000		—		—	—

(1)

The value of the shares of restricted stock set forth in the table was determined based upon the fair market value ($7.32 per share) of such shares on the date of grant, which was March 25, 2003. (Because there was no market for the common stock at that date, the fair market value per share of the common stock is a good faith estimate by the Company based on, among other things, the Company’s estimated enterprise value using market and income approaches and appropriate discount factors as of that date.) No amounts were paid by the named executive officers to the Company for such shares. The named executive officers were granted the following shares of restricted stock on March 25, 2003 under the Company’s 2003 Stock Incentive Plan: Mr. Verdaguer: 100,000 shares; Mr. Girotti: 25,000 shares; Mr. Alonso: 25,000 shares; Mr. Torre Gómez: 25,000 shares; and Mr. Heinrich: 25,000 shares. The shares of restricted stock the values of which are set forth in the table vest in one-quarter increments on the date of grant and on each of the successive first three anniversaries of the date of grant but, in each case, only if the named executive officer is still employed with the Company on such respective date. Regular cash dividends may be declared and paid on all shares of restricted stock. Any such regular cash dividends on such shares will be paid directly to the respective named executive officer and not held in escrow.

The number and value (calculated at fair market value at December 31, 2003, as reported on the Nasdaq OTC Bulletin Board ($7.65 per share)) of all restricted stock of the Company held by the named executive officers on December 31, 2003 were as follows: Mr. Verdaguer: 100,000 shares ($765,000); Mr. Girotti: 25,000 shares ($191,250); Mr. Alonso: 25,000 shares ($191,250); Mr. Torre Gómez: 25,000 shares ($191,250); and Mr. Heinrich: 25,000 shares ($191,250).

(2)	This amount represents bonuses awarded in 2003 pursuant to the executive employment agreements discussed above under “—Employment Agreements.” This amount relates to our 2002 operating results. No bonuses were paid with respect to our 2001 operating results.

(3)	This amount represents bonuses we paid to the named executive officers in June 2001. This amount relates to our 2000 operating results.

(4)	As discussed above under “— Report of the Compensation Committee – Bonus,” any bonuses payable during 2003 will be determined by our Compensation Committee during the second quarter of 2004 based on the results of the Company during for 2003 in relation to certain financial performance targets.

(5)	Annual housing allowance.

Stock Option Grants

The following table shows information regarding grants of options to purchase our common stock made by us during 2003 to each of the executive officers named in the summary compensation table above. We computed potential realizable values by first multiplying the number of shares of common stock subject to a given option by the option exercise price to determine the initial aggregate stock value. We then assumed that the initial aggregate stock value compounds at an annual 5% or 10% rate shown in the table for the entire eight-year term of the option to determine the final aggregate stock value. Finally, we subtracted from the final aggregate stock value the initial aggregate stock value to determine the potential realizable value. The 5% and 10% assumed annual rates of stock appreciation are mandated by the rules of the SEC and do not reflect our estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises depend upon the actual future price of common stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values listed in this table may not be achieved.

	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted To Employees in 2003	Exercise Price ($/ Share)	Expiration Date(2)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					(US$)
Name					(5%)	(10%)
Ricardo A. Verdaguer	617,400	36.8%	15.00	May 19, 2011	$0	$426,667
Héctor Alonso	154,350	9.2	15.00	May 19, 2011	0	106,667
Marcelo Girotti	154,350	9.2	15.00	May 19, 2011	0	106,667
Mariano Torre Gómez	154,350	9.2	15.00	May 19, 2011	0	106,667
Matias Heinrich	154,350	9.2	15.00	May 19, 2011	0	106,667

(1)	All options were granted on May 19, 2003. The options vested 25% on the date of grant and vest as to an additional 25% on each anniversary thereafter. All options expire on May 19, 2011, unless sooner terminated under the terms of the 2003 Stock Incentive Plan.

(2)	Subject to earlier expiration, upon the occurrence of certain events, as provided in the 2003 Stock Incentive Plan.

Aggregate Option Exercises During 2003 and Option Values on December 31, 2003

No options were exercised during 2003. The following table summarizes certain information regarding outstanding options held by the named executive officers as of December 31, 2003.

Aggregated Option Exercises in 2003 and Option Values at December 31, 2003(1)
	Number of Securities Underlying Unexercised Options at December 31, 2003	Value of Unexercised In-the-Money Options at December 31, 2003($)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable
Ricardo A. Verdaguer
Granted May 19, 2003	154,350/463,050	$0/$0

Marcelo Girotti
Granted May 19, 2003	38,588/115,764	$0/$0

Héctor Alonso
Granted May 19, 2003	38,588/115,764	$0/$0

Mariano Torre Gómez
Granted May 19, 2003	38,588/115,764	$0/$0

Matias Heinrich
Granted May 19, 2003	38,588/115,764	$0/$0

(1)	Value is calculated as the difference between the fair market value of a share of our common stock on December 31, 2003 ($7.65 per share as of close of business on December 31, 2003) and the exercise price of the options.

Equity Compensation Plans

2003 Stock Incentive Plan. On the Effective Date, in accordance with the Plan of Reorganization, we adopted the 2003 Stock Incentive Plan, which provides for the grant to our officers, key employees, consultants, advisors, directors or affiliates of (i) ”incentive stock options” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, (ii) stock options that are non-qualified for U.S. federal income tax purposes, (iii) restricted stock grants and (iv) stock appreciation rights (collectively the “Awards”). The total number of shares of common stock for which Awards may be granted pursuant to the 2003 Stock Incentive Plan is 3,087,044, subject to certain adjustments reflecting changes in our capitalization (provided that no more than 200,000 shares of common stock may be issued pursuant to Awards that are not stock options or stock appreciation rights). The 2003 Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee determines, among other things, which of our officers, employees, consultants, advisors, affiliates and directors will receive Awards under the plan, the time when Awards will be granted, and the type of Awards to be granted. Awards granted under the 2003 Stock Incentive Plan are on such terms, including the number of shares subject to each Award, the time or times when the Awards will become exercisable, and the price and duration of the Award, as determined by the Compensation Committee.

The exercise price of incentive and non-qualified stock options is determined by the Compensation Committee. In the case of incentive stock options and other options intended to qualify as “performance-based” compensation under Section 162(m) of the U.S. Internal Revenue Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of any option may not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an employee owning 10% or more of our voting stock).

Payment of the exercise price of a stock option or stock appreciation right must be made by cash or, in the sole discretion of the compensation committee, by promissory note, tender of shares of common stock then owned by the optionee or, subject to certain conditions, the surrender to us of an exercisable option to purchase shares of common stock under the 2003 Stock Incentive Plan. Stock options and stock appreciation rights granted pursuant to the 2003 Stock Incentive Plan are generally not transferable, other than by will or the laws of descent and distribution in the event of death.

Our Board of Directors has the right at any time and from time to time to amend or modify the 2003 Stock Incentive Plan, without the consent of our stockholders (unless otherwise required by law) or grantees of Awards; provided, that no such action may adversely affect Awards previously granted without the grantee’s consent.

Equity Compensation Plan Information. The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, or certain other rights to acquire shares may be granted from time to time.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,675,332	$15.00	1,210,712
Equity compensation plans not approved by security holders	0	0	0

Total	1,676,332	$15.00	1,210,712

(1)	Our 2003 Stock Incentive Plan is our only equity compensation plan. Pursuant to Section 303 of the Delaware General Corporation Law, our implementation of the 2003 Stock Incentive Plan pursuant to the Plan of Reorganization is deemed to have been made “with like effect as if taken by unanimous action of the directors and stockholders.”

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or an officer or director of any of our subsidiaries. None of our executive officers either currently serves or has served during 2003 as a member of the board of directors or compensation committee of any entity, an executive officer of which serves on our Board of Directors or Compensation Committee.

Performance Graph

As of March 25, 2003 (the Effective Date under the Plan of Reorganization), pursuant to the Plan of Reorganization, our old common stock was cancelled, retired and eliminated. On the Effective Date, we first issued our new common stock, which began trading on the OTC Bulletin Board (“OTCBB”) under the symbol “IMFN” on June 13, 2003. Prior to June 13, 2003, there was no established public market for this common stock. The following performance graph compares the Company’s cumulative total stockholder return on its common stock from June 13, 2003 through December 31, 2003 with the cumulative total return of an overall stock market index (NASDAQ National Market) and a published industry group index the (NASDAQ Telecommunications Index) over the same period. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any (dividends have never been declared on the Company’s common stock).

	Stockholder Value as of
	June 13, 2003	December 31, 2003
IMPSAT Common Stock (OTCBB: “IMFN”)	$100.00	$531.25
NASDAQ Composite Index	$100.00	$123.00
NASDAQ Telecomm Index	$100.00	$116.63

The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 under that Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during 2003, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with, except that: (i) each of the Company’s executive officers filed a Form 4 one day late with regard to reporting their receipt of certain stock option grants from the Company; (ii) Messrs. Thorton and Connors, directors of the Company, filed a Form 3 one day late and filed a Form 4 eight days late to report the acquisition of shares of the Company’s common stock pursuant to the Company’s 2003 Stock Incentive Plan; (iii) Nortel filed a Form 4 eight days late to report its acquisition of Series B Notes and Warrants pursuant to terms of a refinancing agreement between Nortel and IMPSAT Argentina, which granted IMPSAT Argentina the option to require Nortel to exchange certain indebtedness owed by IMPSAT Argentina to Nortel for such Series B Notes and Warrants; (iv) JGD Management Corp. filed a Form 3 77 days late to report an open market purchase of certain of the Series A Notes, and filed a Form 4 44 days late to report an open market purchase of certain shares of the Company’s common stock; and (v) Morgan Stanley filed a Form 4 12 days late to report the acquisition of shares of the Company’s common stock from the Company pursuant to the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

In the normal course of business, we engage in transactions with companies in which direct or indirect material interests are held by our directors, executive officers, five-percent stockholders, or immediate family members of any of the preceding persons. The following is a description of the most significant of these transactions during 2003. Although we believe that these transactions are generally conducted on an arm’s length basis, conflicts of interest are inherent in these transactions.

Nortel Networks Limited

During 2003, we paid a total of $1.0 million to Nortel relating to the purchases of telecommunication equipment and services. Immediately prior to the Effective Date, we owed Nortel a total of $231.7 million under vendor financing agreements in respect of our capital expenditures purchased from Nortel. As a result of the Plan of Reorganization, this amount was reduced to $147.6 million as of December 31, 2003. In addition, under the terms of the Plan, we issued to Nortel during 2003 $17.6 million in aggregate principal amount of Series B Notes and Warrants exercisable for up to 2.8 million shares of our common stock.

CORIM

The Company provides telecommunications services to companies controlled by Corporación IMPSA S.A. (“CORIM”). CORIM is an Argentine holding company for businesses engaged in a variety of activities including property, casualty and other insurance, heavy-steel capital goods, manufacturing auto parts and environmental services. Mr. Enrique Pescarmona, who was the Chairman of our Board of Directors until the Effective Date, is an affiliate of CORIM and serves as the Chairman of CORIM’s board of directors. Total telecommunications services provided by us during 2003 prior to the Effective Date (after which date, CORIM ceased to be affiliated with the Company) to companies controlled by CORIM totaled approximately $0.1 million. During the same period, companies controlled by CORIM provided services to IMPSAT Argentina, our Argentine operating subsidiary, totaling approximately $0.1 million.

Suramericana Group

The Suramericana Group, which was formed in Medellín, Colombia in the mid-1970s, is a group of over 100 companies related through cross-ownership and interlocking directorates. Companies within the Suramericana Group were significant stockholders of the Company during 2003 until the Effective Date, and, during that period, representatives of the Suramericana Group served as directors of IMPSAT Colombia and IMPSAT Venezuela, our operating subsidiaries in Colombia and Venezuela, respectively. During 2003 prior to the Effective Date (after which date, the Suramericana Group ceased to be affiliated with the Company), the total dollar amount of telecommunications services rendered by the Company to the Suramericana Group totaled approximately $2.2 million. The most significant of these transactions included services provided by IMPSAT Colombia to Corporacion Nacional de Ahorro y Vivienda totaling $1.0 million, and to BanColombia totaling $0.4 million.

During the same period, companies within the Suramericana Group provided us with services totaling $2.2 million. This total comprises amounts in respect of insurance premiums, accrued interest on indebtedness, pension fund services, health benefit services, and employee luncheon services. Certain companies within the Suramericana Group are creditors of IMPSAT Colombia, including Corporacion Financiera Nacional y Suramericana S.A. (Corfinsura) and BanColombia, which are financial institutions, and Suleasing, which is a financial leasing company. As of the Effective Date, we were indebted to companies within the Suramericana Group in the amount of approximately $6.0 million. This includes indebtedness of approximately $3.4 million to BanColombia and $2.4 million to Corfinsura (with respect to which indebtedness we paid, in the aggregate, interest of $25,000 during 2003 prior to the Effective Date); and indebtedness of approximately $0.1 million to Suleasing (with respect to which indebtedness we paid interest totaling $27,000 during the same period).

British Telecommunications

Prior to the Effective Date, Nunsgate Limited, a wholly-owned subsidiary of British Telecommunications plc, beneficially owned 20% of our old common stock. During 2003 prior to the Effective Date (after which date, British Telecommunications ceased to be affiliated with the Company), we purchased telecommunications capacity and equipment from British Telecommunications totaling approximately $0.4 million.

OTHER BUSINESS

The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

It is presently contemplated that the next annual meeting of stockholders following 2004 will be held on or about April 29, 2005. Under the current rules of the SEC, in order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials of the Company for the 2005 annual meeting of stockholders, it must be received by the Secretary of the Company no later than December 2, 2004 (i.e., 120 days before the anniversary of the estimated April 1, 2004 date of mailing of the upcoming Annual Meeting’s proxy material), by certified mail, return receipt requested. However, if the date of the 2005 annual meeting is changed by more than 30 days from the date of the upcoming Annual Meeting (April 30, 2004), then the deadline for submission of stockholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

In addition, pursuant to the Company’s Bylaws, notice of a stockholder proposal or of a nomination by stockholders of individuals for election to the Company’s Board of Directors must be submitted to the Secretary of the Company in writing, either by personal delivery, nationally recognized express mail, or United States mail, postage prepaid, no earlier than

November 2, 2004 nor later than December 2, 2004 (i.e., not more than 150 days nor less than 120 days before the anniversary of the date of mailing of the 2004 annual meeting’s proxy material). Each such nomination or proposal must be accompanied by the nominee’s written consent, contain information relating to the business experience and the background of the nominee and contain certain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to stockholder proposals and director nominations.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2003 (the “Annual Report”) is enclosed with this proxy statement. The Company also has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”). Copies of the Annual Report and the Form 10-K are available upon written request to the Company at its principal executive offices, which are located at Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina, Attention: the Secretary, and also may be accessed electronically by means of the SEC’s home page on the Internet at “http://www.sec.gov.” The Form 10-K report and Annual Report to Stockholders are not part of these proxy solicitation materials.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 REQUIRED TO BE FILED WITH THE SEC, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: ELVIRA RAWSON DE DELLEPIANE 150, 8TH FLOOR, C1107BCA BUENOS AIRES, ARGENTINA. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.

By Order of the Board of Directors

/s/ Guillermo V. Pardo

Guillermo V. Pardo
Secretary and Vice President, Planning

EXHIBIT A

IMPSAT FIBER NETWORKS, INC.

AUDIT COMMITTEE CHARTER

Composition of the Audit Committee

IMPSAT Fiber Networks, Inc. (the “Company”) shall have an Audit Committee of its Board of Directors, the composition, authority and responsibilities of which shall be as set forth in this charter. The Audit Committee shall be elected or appointed annually by the Board of Directors. The Audit Committee shall consist of at least three directors and all members of the Audit Committee shall be independent of management and the Company as and to the extent provided in the Nasdaq Marketplace Rules (the “Nasdaq Rules”), the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”). All Audit Committee members shall be able to read and understand financial statements and at least one member shall have accounting or related financial management expertise, in each case as provided in the applicable Nasdaq Rules.

Authority of the Audit Committee

The Audit Committee shall have the authority to (a) oversee and monitor all aspects of the Company’s accounting and financial reporting processes, including, without limitation, the participation of the Company’s management and its independent auditors in such processes, the Company’s financial statements and financial reporting process, the systems of internal accounting and financial controls, any internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors, and (b) to take any actions as it may deem desirable or appropriate to provide for the reliability and credibility of the Company’s financial statements and the integrity of the Company’s financial reporting process. The Audit Committee shall have a clear understanding with the Board of Directors, management and the Company’s independent auditors that the independent auditors are ultimately accountable to the Audit Committee, and that the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

Subject to the applicable provisions of the Delaware corporate law and the Company’s Amended and Restated Certificate of Incorporation and its By-laws, the Audit Committee may adopt such operating rules as it may deem appropriate for the exercise of its authority and the discharge of its responsibilities and for the conduct of its activities as a committee, including, without limitation, establishing the times and places of its meetings and providing for the delegation of the responsibility for the conduct of certain of its specific activities to one or more of its members, who will report back to the Audit Committee as a whole.

In discharging its responsibilities, the Audit Committee shall have the power to investigate any matter brought to its attention, shall have full access to all books, records,

facilities and personnel of the Company and shall have the power to retain outside counsel or other experts for this purpose (and for any other purpose as it determines necessary to carry out its duties), including the power to determine funding for any such counsel or experts.

Meetings and Procedures of the Audit Committee

The Audit Committee shall meet as often as it determines appropriate but not less frequently than once every fiscal quarter and may hold special meetings as circumstances require. The Audit Committee may meet separately in special sessions on a periodic basis with management and the Company’s independent auditors to discuss any matters that the Audit Committee or either of these groups believes should be discussed privately.

A majority of the Audit Committee members participating in a meeting shall constitute a quorum. Minutes shall be kept for each meeting of the Audit Committee.

Duties and Responsibilities of the Audit Committee

Without in any respect limiting the authority of the Audit Committee, it being understood that the Audit Committee will maintain flexibility in its oversight and monitoring of the Company’s accounting and financial reporting processes, the following shall be the principal recurring duties of the Audit Committee:

a.	The Audit Committee shall discuss with the Company’s independent auditors their independence from management and the Company and obtain from, and actively discuss with, the independent auditors the written disclosures required by the Independence Standards Board, particularly Independence Standards Board Standard No. 1. Annually, the Audit Committee shall review and select the Company’s independent auditors.

b.	The Audit Committee shall approve in advance all audit engagements and the terms thereof and, except as otherwise permitted under applicable laws and regulations, all permissible non-audit services by independent auditors. Approval of audit and permissible non-audit services may also be delegated to one or more designated members of the Audit Committee, and the persons granting such approval shall report such approval to the full committee at the next scheduled meeting.

c.	The Audit Committee shall discuss with the Company’s independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

d.

The Audit Committee shall review and discuss with the Company’s management and its independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance

2

programs, and discuss with the management and independent auditors the annual internal control report made by management, and attested to by the independent auditors, that assesses such internal control structures and procedures.

e.	The Audit Committee shall review all critical accounting policies and practices used by the Company, including analyses of the effects of alternative treatments or treatments preferred by the independent auditors of financial information discussed by the independent auditors and management and the effects of alternative disclosures and methods under generally accepted accounting principles (“GAAP”) on the Company’s financial statements.

f.	The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall meet separately with the Company’s independent auditors, with and without management present, to discuss the results of the auditor’s review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, including, without limitation, all of the matters required to be discussed with the independent auditors under Statement on Accounting Standards No. 61.

g.	The Audit Committee shall review all other material written communications between the independent auditors and management, such as any “management” or “internal control” letter prepared by the independent auditors or schedule of unadjusted differences.

h.	The Audit Committee shall review the Company’s policies relating to the avoidance of conflicts of interest and monitor compliance with the Company’s Statement of Business Ethics. Unless otherwise approved by the Board of Directors, the Audit Committee shall approve all changes to or waivers of the Company’s Statement of Business Ethics for executive officers or directors and must promptly disclose their existence and terms, as required by law, regulation or Nasdaq Rules.

i.	The Audit Committee shall review and approve all related party transactions on an ongoing basis, other than such transactions which are approved by the Board of Directors or a disinterested committee thereof.

j.	The Audit Committee shall attempt to resolve all disagreements between the independent auditors and management regarding financial reporting.

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k.	The Audit Committee shall prepare the report required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement.

l.	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees regarding questionable auditing or accounting practices.

m.	The Audit Committee shall perform such additional activities as may be required by applicable law or Nasdaq Rules, and shall consider such other matters as the Audit Committee or the Board of Directors deems necessary or appropriate.

Annual Review

The Audit Committee shall review and reassess this charter at least annually and make any necessary changes, subject to the approval of the Board of Directors.

* * * *

While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with GAAP. Likewise, the Audit Committee is not responsible for matters not disclosed or brought to its attention pursuant to the Company’s Statement of Business Ethics.

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PROXY CARD

[FRONT OF PROXY CARD]

IMPSAT FIBER NETWORKS, INC.

The undersigned hereby appoints Guillermo V. Pardo and Jose R. Torres, and each of them, as proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of IMPSAT Fiber Networks, Inc. (the “Company”) that the undersigned is entitled to vote if personally present at the Annual Meeting of the Company (the “Annual Meeting”) to be held on April 30, 2004 at 10:00 A.M. at Elvira Rawson de Dellepiane 150, Piso 9, Conference Room, Buenos Aires, Argentina, and any adjournment thereof, upon the matters listed below and, in their discretion, upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting.

This proxy is being solicited by the Board of Directors of the Company. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2, AND, WITH RESPECT TO ITEM 3, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

1. Election of Directors to serve until Annual Meeting to be held in 2005.

“Category Four Directors” as defined in the Notice of Annual Meeting and Proxy Statement dated March 30, 2004 (receipt of which is hereby acknowledged):

FOR ALL	WITHHOLD ALL	FOR EXCEPT AS LISTED BELOW

☐	☐	☐

Ted Doster IV
Ignacio Troncoso
Raul Ramirez

2. Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s Independent Auditors for the year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

Change of Address (and/or) Comments Mark Here

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Dated: , 2004

Signature

Signature

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.	Votes must be indicated (x) in Black or Blue ink.	☒

[PLEASE FILL OUT AND SIGN BOTH SIDES OF THIS PROXY CARD]

[REVERSE OF PROXY CARD]

This certificate is provided pursuant to Article VI Section 8 of the Restated Certificate of Incorporation of the Company.

Please check and fill in, as applicable, the following:

1. Did the undersigned and its affiliates receive, as of March 25, 2003 pursuant to the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Plan”), shares of Common Stock that were issued in respect of the Company’s 13-3/4% Senior Notes due 2005 and 12-3/8% Senior Notes due 2008 (the “Initial 2005/2008 Common Stock”)?    YES   ☐

If your response is NO, please continue to question number 2. If your response is YES, please continue and fill in 1a-b with the appropriate information in the spaces provided below.

a. The number of shares of the Initial 2005/2008 Common Stock received by the undersigned and its affiliates pursuant to the Plan was                         .

b. As of the Record Date, the undersigned and its affiliates beneficially owned                      shares of such Initial 2005/2008 Common Stock.

2. As of the Record Date, did the undersigned and its affiliates beneficially own shares of Common Stock?    YES  ☐

If your response is YES, please continue and fill in the statement below with the appropriate information in the space provided.

As of the Record Date, the undersigned and its affiliates beneficially owned                      shares of Common Stock.

For purposes of this certificate, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and “affiliate” shall be defined as set forth in Rule 144 under the Securities Act of 1933, as amended.

NOTE: In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this certificate is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Dated: , 2004

Signature

Signature

PROXY CARD

[FRONT OF PROXY CARD]

IMPSAT FIBER NETWORKS, INC.

The undersigned hereby appoints Guillermo V. Pardo and Jose R. Torres, and each of them, as proxies with full power of substitution and revocation, to represent the undersigned and to vote all securities of IMPSAT Fiber Networks, Inc. (the “Company”) that the undersigned is entitled to vote if personally present at the Annual Meeting of the Company (the “Annual Meeting”) to be held on April 30, 2004 at 10:00 A.M. at Elvira Rawson de Dellepiane 150, Piso 9, Conference Room, Buenos Aires, Argentina, and any adjournment thereof, upon the matters listed below and, in their discretion, upon such other matters as may properly come before the meeting, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting.

This proxy is being solicited by the Board of Directors of the Company. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL BELOW.

Election of Directors to serve until Annual Meeting to be held in 2005.

“Category Two Directors” as defined in the Notice of Annual Meeting and Proxy Statement dated March 30, 2004 (receipt of which is hereby acknowledged):

FOR ALL	WITHHOLD ALL	FOR EXCEPT AS LISTED BELOW

☐	☐	☐

William Connors
Joseph R. Thorton

Change of Address (and/or) Comments Mark Here

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Dated: , 2004

Signature

Signature

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.	Votes must be indicated (x) in Black or Blue ink.	☒

[PLEASE FILL OUT AND SIGN BOTH SIDES OF THIS PROXY CARD]

[REVERSE OF PROXY CARD]

This certificate is provided pursuant to Article VI Section 8 of the Restated Certificate of Incorporation of the Company.

Please check and fill in, as applicable, the following:

Did the undersigned and its affiliates receive, as of March 25, 2003 in connection with the Company’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Plan”), any Series A 6% Guaranteed Convertible Notes due 2011 (the “Series A Notes”)?    YES  ☐

If your response is YES, please continue and fill in 1a-b with the appropriate information in the spaces provided below.

a.    The principal amount of Series A Notes received by the undersigned and its affiliates pursuant to the Plan was US$                         .

b.    The aggregate principal amount of such Series A Notes held by the undersigned and its affiliates as of the record date of the Annual Meeting, which is March 15, 2004, was US$                         .

For purposes of this certificate “affiliate” shall be defined as set forth in Rule 144 under the Securities Act of 1933, as amended.

NOTE: In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this certificate is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

Dated: , 2004

Signature

Signature